As filed with the Securities and Exchange Commission on February 5, 1998

                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            AXENT Technologies, Inc.
             (Exact name of registrant as specified in its charter)

                             2400 Research Boulevard
                                    Suite 200
                            Rockville, Maryland 20850
                                 (301) 258-5043
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

   DELAWARE                           7372                     87-0393420
(State or other jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
  of incorporation or          Classification Code Number)   Identification No.)
  organization)


                                 John C. Becker
                            AXENT Technologies, Inc.
                       2400 Research Boulevard, Suite 200
                            Rockville, Maryland 20850
                                 (301) 258-5043
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

     Edwin M. Martin, Jr., Esq.                   John J. Egan III, Esq.
      Piper & Marbury L.L.P.                    Goodwin, Procter & Hoar LLP
           Suite 800                                 Exchange Place
     1200 Nineteenth Street, N.W.                   Boston, MA 02109
       Washington, D.C. 20036                        (617) 570-1000
          (202) 861-3900


     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of certain other conditions under the Agreement and Plan of Merger described herein.

     If the  securities  being  registered  on this  form are being  offered  in



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connection  with the formation of a holding company and there is compliance with
General Instruction G, check the following box.^

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ Reg. No. 333-43265^

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ^


                         CALCULATION OF REGISTRATION FEE

                                                                         Proposed      Proposed
                                                             Amount       Maximum       Maximum
                  Title of Each Class of                      to be      Offering      Aggregate       Amount of
               Securities to be Registered                Registered(1)    Price       Offering      Registration
                                                                        Per Share(2)    Price(2)         Fee(2)
Common Stock, par value $.02 per share of AXENT
   Technologies, Inc...................................      160,000         $        $3,037,500        $920.45

(1) The Securities to be offered hereby will be offered pursuant to a fixed exchange ratio of shares of Common Stock of AXENT Technologies, Inc. ("AXENT"), $.02 par value, for shares of Common Stock of Raptor Systems, Inc. ("Raptor"), $01 par value, in connection with the merger (the "Merger") of Raptor with a wholly-owned subsidiary of AXENT.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and based upon the average of the high and low sales prices per share of Raptor Common Stock on February 3, 1998 on the Nasdaq National Market. If the Merger described herein is consummated, a maximum of .80 Shares will be issued for every one share of common stock.


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



        INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM S-4
                               FILE NO. 333-43265

     This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933. The registrant hereby incorporates by reference into this Registration Statement on Form S-4 in its entirety the Registration Statement on Form S-4, File No. 333-43265, including each of the documents filed by the registrant with the Commission and incorporated by reference therein.



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




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rockville, County of Montgomery, State of Maryland, on the 5th day of February 1998.


                              AXENT TECHNOLOGIES, INC.

                              /S/   GARY FORD

                              By:   Gary Ford
                                    General Counsel





                              * /s/ JOHN C. BECKER

                                 John C. Becker

                                 President, Chief Executive Officer and Director (Principal Executive Officer)

                                 February 5, 1998





                            * /s/ RICHARD A. LEFEBVRE

                               Richard A. Lefebvre

                               Chairman of the Board and Director

                               February 5, 1998





                          * /s/ ROBERT B. EDWARDS, JR.

                          Robert B. Edwards, Jr.

                          Vice President, Chief Financial Officer and Treasurer
                             (Principal Financial and Accounting Officer)

                             February 5, 1998




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


                            * /s/ GABRIEL A. BATTISTA

                               Gabriel A. Battista

                               Director

                               February 5, 1998




                              * /s/ JOHN F. BURTON

                                 John F. Burton

                                 Director

                                 February 5, 1998


                              *  By:

                                  /s/ Gary Ford

                                    Gary Ford

                                    Attorney in Fact

                                    February 5, 1998




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




                                  EXHIBIT INDEX



                            AXENT TECHNOLOGIES, INC.

Exhibit No.
                                   Description

   5.1       Exhibit Opinion of Piper & Marbury L.L.P. regarding legality of securities being registered. ......................................

  23.1       Consent of Coopers & Lybrand L.L.P. (AXENT). ......................

  23.2       Consent of Coopers & Lybrand L.L.P. (Raptor). .....................

  23.3       Consent of Piper & Marbury L.L.P. (included as part of Exhibit 5.1 hereto)............................................................






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